UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2012

Generac Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

S45 W29290 Hwy. 59
Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip Code)

(262) 544-4811
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2012, the board of directors (the “Board”) of Generac Holdings Inc. (the “Company”) elected Robert D. Dixon to serve as a Class III director of the Company, effective immediately. Mr. Dixon is expected to stand for election to a three-year term at the 2012 Annual Meeting of the Company’s Stockholders. The Board also appointed Mr. Dixon to the Nominating and Corporate Governance Committee of the Board.

Mr. Dixon, who retired from Air Products and Chemicals, Inc. (“Air Products”) in February 2012, has 29 years of global management, operations and finance experience.  At Air Products, Mr. Dixon’s most recent position was Senior Vice President & General Manager from 2007 to 2011. From 2003 to 2006, while based in Singapore, he was President of Air Products Asia Inc. Mr. Dixon served as the Vice President for the Structured Business Division from 2001 to 2003.  From 1989 to 2000, Mr. Dixon held various senior management positions within Air Products, including vice president, finance, for a joint venture with Mitsubishi Heavy Industries, Group Controller and General Manager.  Prior to joining Air Products in 1983, he earned a Masters Degree in Business Administration from the Pennsylvania State University. He also served as Chairman of the Global Safety Committee of the International Oxygen Manufacturers Association and was a member of the Board of Directors for the National Association of Manufacturers.

In connection with Mr. Dixon’s appointment as a director, he will receive from the Company an amount of shares of fully vested common stock of the Company, par value $0.01 (“Common Stock”), equal to $60,000 in value, which shall be granted after the second full business day after the Company issues its earnings release for the first quarter of 2012, with the number of shares to be determined based on the average of the high and low trading price of the Common Stock on such day.  Mr. Dixon will not receive any additional remuneration for serving on the Board other than the standard fees paid by the Company to all of its non-management directors.  At this time, the Company pays its non-management directors a quarterly fee of $15,000.

Mr. Dixon is considered to be an independent director as defined by New York Stock Exchange rules and the Securities and Exchange Commission rules. There are no arrangements or understandings between Mr. Dixon and any other person pursuant to which Mr. Dixon was selected as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAC HOLDINGS INC.

/s/ York Ragen
	Name:	York Ragen
Date: March 19, 2012	Title:	Chief Financial Officer